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                                                                    EXHIBIT 10.1

                              THE DIAL CORPORATION
                           15501 North Dial Boulevard
                         Scottsdale, Arizona 85620-1619

                                                               December 14, 2003

[Executive]
[Address]
[Address]

Dear [Executive]:

            This letter agreement (the "AGREEMENT") sets forth the agreements among you (sometimes referred to as the "Executive"), Henkel KGaA ("HENKEL") and The Dial Corporation (the "COMPANY") in connection with the termination of your Change of Control Agreement with the Company, dated as of [insert date] (the "CIC AGREEMENT"), and the cancellation of the Covered Options (as defined below), on and subject to the terms and conditions of this Agreement. This Agreement is subject to, and will become effective at the effective time (the "EFFECTIVE TIME") of, the merger of Henkel Merger Corporation with and into the Company (the "MERGER") contemplated by the Agreement and Plan of Merger, dated as of the date hereof, among Henkel, Henkel Merger Corporation and the Company (the "MERGER AGREEMENT"). In the event that (i) prior to the Merger, the Merger Agreement is terminated in accordance with its terms or (ii) the Company engages in a transaction, other than the Merger, which constitutes a Change of Control (as defined in the CIC Agreement), the terms of this Agreement shall be null, void and of no effect ab initio.

            Unless specified otherwise, capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement.

            1. Termination of CIC Agreement. Effective at the Effective Time, the CIC Agreement will terminate in its entirety, without any further action required on the part of any Person and without any further liability or obligation on the part of Henkel, the Company or you thereunder, except for the Surviving Provisions (as defined below) which are incorporated herein by reference and will continue in full force and effect, provided that the capitalized term Agreement, as used in the Surviving Provisions, will be deemed to refer to this Agreement. The term "SURVIVING PROVISIONS" means the provisions of Sections 9 (Certain Additional Payments by the Company), 10 (Confidential Information), 11 (Successors) and 12(b), (c) and (d) (Miscellaneous).

            2. Initial Payment. In consideration for your entering into this Agreement and subject to (a) consummation of the Merger as contemplated by the Merger Agreement, (b) your continued employment with the Company from the date hereof through the Effective Time and (c) your refraining from terminating, or claiming a right to terminate, your employment for Good Reason (as defined in the CIC Agreement) prior to, or based on any event occurring or existing prior to, the Effective Time, the Company hereby agrees to pay to you, in a lump sum in cash upon the Closing Date, an amount equal to (A) the product of (i) three multiplied by (ii) the sum of (x) your annual base salary, at the rate in effect on the date hereof, and (y) the highest annual
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bonus paid to you under the Company's annual incentive plan in which your were a participant for any of the last three fiscal years of the Company ending prior to the Effective Time (such product referred to herein as the "CIC PAYMENT") multiplied by (B) 80%.

            3. Special Bonus. (a) In consideration for your continuing employment from and after the Effective Time and provided you remain continuously actively employed by the Company or an Affiliate thereof (including Henkel and its subsidiaries from and after the Effective Time) from the date hereof to the second anniversary of the date on which the Effective Time occurs, the Company hereby agrees to pay to you, in a lump sum in cash within 5 days following such second anniversary date, an amount equal to 20% of the CIC Payment, increased by interest on such amount, at an annual rate of 10%, for the period commencing at the Effective Time and ending on such second anniversary date.

            (b) In consideration for your continued employment after the Effective Time and provided you remain continuously actively employed by the Company or an Affiliate thereof from the date hereof to the date on which the Effective Time occurs, if your employment with the Company and its Affiliates (including Henkel and its subsidiaries from and after the Effective Time) terminates after the Effective Time for any reason, including death, Disability, your resignation, with or without Good Reason, or termination by the Company for or without Cause, the Company hereby agrees to pay to you, in a lump sum in cash within 5 days following the effective date of your termination of employment, an amount equal to 20% of the CIC Payment, increased by interest on such amount, at an annual rate of (i) 3%, if such termination arises from death, Disability, your resignation, other than for Good Reason, or termination by the Company for Cause or (ii) 10% if such termination is by the Company, other than for Cause or Disability, or by your resignation for Good Reason, in either such case, for the period commencing at the Effective Time and ending on such date of termination. For all purposes of this Agreement, the terms "Disability", "Cause" and "Good Reason" shall have the meanings assigned thereto in the Employment Agreement, dated as of the date hereof, between you and the Company.

            4. Cancellation of Options. In consideration for your entering into this Agreement and subject to consummation of the Merger in accordance with the Merger Agreement, you hereby agree to surrender for cancellation as of the Effective Time all of your rights to and interest in respect of all of your Existing Stock Options (the "COVERED OPTIONS"), and this Agreement constitutes notice to the Company of your election to surrender all of the Covered Options for cancellation, in exchange for payment of the Option Consideration, if any, in accordance with the Merger Agreement for each such Covered Option. You hereby acknowledge and agree that all of your Covered Options will be cancelled as of the Effective Time pursuant to your election hereunder, including, without limitation, those Covered Options under which the exercise price exceeds the Merger Consideration (the "UNDERWATER OPTIONS") and that you will not be entitled to any payment or other consideration in respect of such Underwater Options.

            5. Termination of this Agreement. Immediately upon payment of the Special Bonus pursuant to paragraph 3 hereof, this Agreement shall terminate in its entirety and be of no further force or effect, except with respect to the Surviving Provisions.


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            6. Miscellaneous. Notwithstanding any other provision of this
Agreement, upon any termination of your employment before the Effective Time due to your death or Disability (as defined in the CIC Agreement), this Agreement will automatically terminate and be deemed null, void and of no effect ab initio. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings between or among the parties hereto with respect to such subject matter, including, without limitation, from and after the Effective Time, the CIC Agreement, except with respect to the Surviving Provisions; provided that this Agreement shall not supercede the terms of any Indemnification Agreement as in effect on the date hereof between the Company and the Executive and the Executive's right to receive any vested accrued benefits under any plan, policy, practice or program of the Company in which the Executive is a participant, which benefits shall be payable in accordance with the terms of such applicable plan, policy, practice or program. This Agreement may not be amended or modified otherwise then by a written agreement executed by the parties hereto and their respective successors and legal representatives.

            7. Governing Law. The terms of this Agreement shall be governed by the laws of the State of Arizona.


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            To evidence and confirm your agreement to all of the terms and conditions set forth in this Agreement and your election to surrender for cancellation all of the Covered Options and receive the Option Consideration, if any, in accordance with the Merger Agreement, please execute and date the enclosed copy of this Agreement in the space provided below.

                                          HENKEL KGaA



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title



                                          THE DIAL CORPORATION



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title



ACCEPTED AND AGREED, as of December 14, 2003:


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Name:


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